Exhibit 99.1 News April 27, 2020 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Virtual Annual Meeting of Shareholders TULSA, Okla. – April 27, 2020 – ONEOK, Inc. (NYSE: OKE) will hold its 2020 Annual Meeting of Shareholders as a virtual meeting only due to public health concerns related to COVID-19. The meeting will be held online, accessible through a live webcast at 9 a.m. Central Daylight Time (CDT) on May 20, 2020. The record date for determining shareholders entitled to receive notice of the meeting and to vote was March 23, 2020. Shareholders will not be able to attend the meeting in person but will be able to vote at the virtual meeting if they were shareholders on the record date or if they hold a legal proxy. What: ONEOK, Inc. 2020 Virtual Annual Meeting of Shareholders When: 9 a.m. CDT, May 20, 2020 Where: Shareholders can attend online directly at: https://web.lumiagm.com/205564060. How: Enter the control number from the proxy card. Enter the meeting code: ONEOK2020 (case sensitive). Guests may join the virtual 2020 Annual Meeting in a listen-only mode. No control number is required. To learn more about accessing and participating in the virtual meeting, please refer to ONEOK’s Notice of Change of Location of Annual Meeting of Shareholders or visit www.oneok.com. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a Fortune 500 company and is included in the S&P 500. For the latest news about ONEOK, find us at www.oneok.com or on LinkedIn, Facebook, Twitter and Instagram. ###